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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2010

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5008 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2010, J. Paul Raines, the Chief Operating Officer for GameStop Corporation, a video game and entertainment software retailer, was elected to the Board of Directors (the “Board”) of Advance Auto Parts, Inc. (the “Company”).  Mr. Raines, age 45, has served in his current role at GameStop Corporation since September 7, 2008.  Previously, Mr. Raines served as the Executive Vice President-U.S. Stores of The Home Depot, Inc., a home improvement specialty retailer, from April 2007 to August 2008.  Prior to that time, he served in various management roles with The Home Depot, Inc., as President-Southern Division from February 2005 to April 2007, as Vice President-Florida from April 2003 through January 2005, as Vice President-Store Operations from January 2002 through April 2003, and as Director of Labor Management from January 2000 through January 2002.

The Board has determined that Mr. Raines is an independent director within the meaning of the listing standards of the New York Stock Exchange because he has no material relationship with the Company or its subsidiaries and he satisfies the “bright line independence” criteria set forth in Section 303A.02(b) of the NYSE’s listing standards.  The Board has also appointed Mr. Raines to the Finance Committee.  Consistent with the Board’s compensation plan, Mr. Raines will receive equity compensation in the form of deferred stock units valued at $30,000 on February 4, 2010, the date of grant, and a pro-rated annual cash retainer in the amount of $12,500 for his initial term of service as a director.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: February 3, 2010	/s/ Michael A. Norona
(Signature)*
Michael A. Norona
Executive Vice President, Chief Financial Officer and Assistant Secretary

* Print name and title of the signing officer under his signature.